                                                               EXHIBIT 3 (i)


                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------

                                      OF
                                      --

                                 GENSIA, INC.
                                 ------------

     Gensia, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     FIRST: The name of the Corporation is Gensia, Inc. and shall hereby be changed to Gensia Sicor Inc.

     SECOND: The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was November 17, 1986. The Corporation was originally incorporated under the name Gensia Pharmaceuticals, Inc.

     THIRD: Pursuant to the sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

     FOURTH: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

     FIFTH: That the text of the Certificate of Incorporation of Gensia, Inc. shall be hereby restated, integrated and amended to read in full as follows:


                                   ARTICLE I

     The name of this Corporation is Gensia Sicor Inc.


                                  ARTICLE II

     The registered office of the Corporation within the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.


                                  ARTICLE III

     The nature of the business and the purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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                                  ARTICLE IV

     A.   Classes of Stock.  The total number of shares of all classes of
          ----------------
capital stock which the Corporation shall have authority to issue is One Hundred Thirty Million (130,000,000) of which One Hundred Twenty-Five Million (125,000,000) shares of the par value of One Cent ($.01) each shall be Common Stock (the "Common Stock") and Five Million (5,000,000) shares of the par value of One Cent ($.01) each shall be Preferred Stock (the "Preferred Stock").

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors is also authorized to determine or alter the rights (including but not limited to voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series outstanding) the number of shares of such series subsequent to the issue of shares of that series by filing a certificate pursuant to the applicable laws of the State of Delaware.

     B.   Series I Participating Preferred Stock.
          --------------------------------------

     1.   Designation and Amount.  Of the Five Million (5,000,000) shares of
          ----------------------
Preferred Stock, One Hundred Twenty-Five Thousand (125,000) shares shall be designated as "Series I Participating Preferred Stock," $0.01 par value per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series I Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2.   Dividends and Distributions.
          ---------------------------

     (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series I Par ticipating Preferred Stock with respect to dividends, the holders of shares of Series I Participating Preferred Stock in preference to the holders of shares of Common Stock of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100, or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series I Participating Preferred Stock. In the event the Corporation shall at any time after the close of business on March 16, 1992 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series I Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series I Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100 per share on the Series I Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series I Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series I Participating Preferred Stock unless the date of issue of such

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shares is prior to the record date for the first Quarterly Dividend Payment
Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series I Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series I Participating Pre ferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series I Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3.   Voting Rights.  The holders of shares of Series I Participating
          -------------
Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment here inafter set forth, each share of Series I Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series I Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series I Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series I Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occur-rence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series I Partici pating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series I Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

     (ii) During any default period, such voting right of the holders of Series I Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series I Participating Preferred Stock.

     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall there-upon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Direc tors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, how ever, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

     (D) Except as set forth herein, holders of Series I Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4.    Certain Restrictions.
           --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series I Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series I Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Participating Preferred Stock;

     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Participating Preferred Stock except dividends paid ratably on the Series I Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Participating Preferred Stock; or

     (iv) purchase or otherwise acquire for consideration any shares of Series I Participating Preferred Stock or any shares of stock ranking on a parity with the Series I Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5.   Reacquired Shares.  Any shares of Series I Participating Preferred
          -----------------
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     6.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Participating Preferred Stock unless, prior thereto, the holders of shares of Series I Participating Preferred Stock shall have received per share, the greater of 1000 times $1.00 or 1000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series I Liquidation Preference"). Following the payment of the full amount of the Series I Liquidation Preference, no additional distributions shall be made to the holders of shares of Series I Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series I Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series I Liquidation Preference and the Common Adjustment in respect of all out standing shares of Series I Participating Preferred Stock and Common Stock, respectively, holders of Series I Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event there are not sufficient assets available to permit payment in full of the Series I Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series I Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7.   Consolidation, Merger, etc.  In case the Corporation shall enter into
          --------------------------
any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series I Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series I Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

     8.   Redemption.  The shares of Series I Participating Preferred Stock
          ----------
shall not be redeemable.

     9.   Ranking.  The Series I Participating Preferred Stock shall rank junior
          -------
to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     10.  Amendment.  The Certificate of Incorporation and the By-Laws of the
          ---------
Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series I Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series I Participating Preferred Stock voting separately as a class.

     11.  Fractional Shares.  Series I Participating Preferred Stock may be
          -----------------
issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series I Participating Preferred Stock.

     C.   $3.75 Convertible Exchangeable Preferred Stock.
          ----------------------------------------------

     1.   Designation and Amount.  Of the Five Million (5,000,000) shares of
          ----------------------
Preferred Stock, One Million Eight Hundred Forty Thousand (1,840,000) shares shall be designated as "$3.75 Convertible Exchangeable Preferred Stock," $.01 par value per share.

     2.   Definitions.  For purposes of the $3.75 Convertible Exchangeable
          -----------
Preferred Stock and this Section C, in addition to those terms otherwise defined in this Restated Certificate of Incorporation, the following terms shall have the meanings indicated:

     "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the $3.75 Convertible Exchangeable Preferred Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

     "Closing Price" of a security on any day shall mean on such day the reported last sales price, regular way, for the security or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for the security in either case as reported on the New York Stock Exchange, on the principal national securities exchange on which the security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the security is not quoted on such National Market system, the average of the closing bid and asked prices for the security on such day in or, if bid and asked prices for the security on each such date shall not have been reported by The Nasdaq Stock Market, the average of the bid and asked prices of the security for such day as furnished by any New York Stock Exchange member firm regularly making a market in the security selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the security furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

     "Corporation Notice" shall have the meaning set forth in paragraph (b) of Section C5 of this Article.

     "Conversion Price" shall mean the conversion price per share of Common Stock into which the $3.75 Convertible Exchangeable Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section C7 of this Article. The initial Conversion Price will be $27.60 (equivalent to the rate of approximately 1.8116 shares of Common Stock for each share of $3.75 Convertible Exchangeable Preferred Stock).

     "Current Market Price" per share of Common Stock on any date shall mean the Closing Price of the Common Stock on the first day which is not a Saturday, a Sunday or a day on which banking institutions and trust companies in New York, New York are authorized by law or executive order to close or a legal holiday.

     "Dividend Payment Date" shall have the meaning set forth in paragraph (a) of Section C3 of this Article.

     "Dividend Payment Record Date" shall have the meaning set forth in paragraph (a) of Section C3 of this Article.

     "Debentures" shall mean the Corporation's 7 1/2% Convertible Subordinated Debentures due 2003.

     "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include May 31, 1993).

     "Fundamental Change" shall have the meaning set forth in paragraph (c) of Section C8 of this Article.

     "Issue Date" shall mean the first date on which shares of the $3.75 Convertible Exchangeable Preferred Stock are issued.

     "Person" shall mean any individual, association, partnership, corporation, a government or a political subdivision thereof, a governmental agency or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Trading Date" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (ii) if the Common Stock is quoted on the Nasdaq National Market, a day on which trades may be made on such National Market system or (iii) otherwise, any Business Day.

     "Transfer Agent" means ChaseMellon Shareholder Services, L.L.C., as successor in interest to First Interstate Bank of California or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation as the transfer agent for the $3.75 Convertible Exchangeable Preferred Stock.

     3.   Dividends.
          ---------

     (a) Holders of the $3.75 Convertible Exchangeable Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefor, an annual cash dividend at the annual rate of $3.75 per share of $3.75 Convertible Exchangeable Preferred Stock, payable in quarterly installments on March 1, June 1, September 1 and December 1 (each a "Dividend Payment Date"), commencing June 1, 1993 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). If June 1, 1993 or any other Dividend Payment Date shall be on a day other than a Business Day, the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the $3.75 Convertible Exchangeable Preferred Stock will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and will be payable to holders of record as they appear on the stock books of the Corporation on such record dates (each such date, a "Dividend Payment Record Date"), which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Dividends on the $3.75 Convertible Exchangeable Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date, and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends.

     (b) The amount of dividends payable for such full Dividend Period for the $3.75 Convertible Exchangeable Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest cent). The amount of dividends payable for the initial Dividend Period on the $3.75 Convertible Exchangeable Preferred Stock, or any other period shorter or longer than a full Dividend Period on the $3.75 Convertible Exchangeable Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of $3.75 Convertible Exchangeable Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless holder converts such shares in accordance with Section C7 of this Article). Holders of shares of $3.75 Convertible Exchangeable Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the $3.75 Convertible Exchangeable Preferred Stock which may be in arrears.

     (c) So long as any shares of the $3.75 Convertible Exchangeable Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to the dividends, on a parity with the $3.75 Convertible Exchangeable Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the $3.75 Convertible Exchangeable Preferred Stock for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the $3.75 Convertible Exchangeable

Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the $3.75 Convertible Exchangeable Preferred Stock, all dividends declared upon shares of the $3.75 Convertible Exchangeable Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the $3.75 Convertible Exchangeable Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the $3.75 Convertible Exchangeable Preferred Stock and on such other stock bear to each other.

     (d) So long as any shares of the $3.75 Convertible Exchangeable Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except for repurchases from employees and consultants) unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of the $3.75 Convertible Exchangeable Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the $3.75 Convertible Exchangeable Preferred Stock.

     (e) So long as any shares of the $3.75 Convertible Exchangeable Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the $3.75 Convertible Exchangeable Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Corporation ranking junior to the $3.75 Convertible Exchangeable Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Corporation ranking junior to the $3.75 Convertible Exchangeable Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the

$3.75 Convertible Exchangeable Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the $3.75 Convertible Exchangeable Preferred Stock and any other stock of the Corporation ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the $3.75 Convertible Exchangeable Preferred Stock and for the current dividend period with respect to any other stock of the Corporation ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock as to dividends.

     4.   Liquidation Preference.
          ----------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class of stock of the Corporation ranking junior to the $3.75 Convertible Exchangeable Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of $3.75 Convertible Exchangeable Preferred Stock shall be entitled to receive $50.00 per share plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. No payment on account of any liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the $3.75 Convertible Exchangeable Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of $3.75 Convertible Exchangeable Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of, $3.75 Convertible Exchangeable Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the $3.75 Convertible Exchangeable

Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of $3.75 Convertible Exchangeable Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of $3.75 Convertible Exchangeable Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section C4, (i) a consolidation or merger of the Corporation with one or more corporations or other entities, (ii) a sale, lease, exchange or transfer of all or any part of the Corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the $3.75 Convertible Exchangeable Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of $3.75 Convertible Exchangeable Preferred Stock, as provided in this Section C4, any other series or class or classes of stock ranking junior to the $3.75 Convertible Exchangeable Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holder of $3.75 Convertible Exchangeable Preferred Stock shall not be entitled to share therein.

     (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the $3.75 Convertible Exchangeable Preferred Stock at their respective addresses as the same shall appear on the books of the Transfer Agent.

     5.   Redemption at the Option of the Corporation.
          -------------------------------------------

     (a) $3.75 Convertible Exchangeable Preferred Stock may not be redeemed by the Corporation prior to March 6, 1996, on or after which the Corporation, at its option, may redeem the shares of $3.75 Convertible Exchangeable Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the period beginning on March 1, of the years shown below (March 6 in the case of 1996), at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (and including) the date fixed for redemption, whether or not earned or declared:

          Year                          Price
          ----                          -----
          1996                          $52.50
          1997                          $52.08
          1998                          $51.67
          1999                          $51.25
          2000                          $50.83
          2001                          $50.42
          2002 and thereafter           $50.00

Notwithstanding the foregoing, the $3.75 Convertible Exchangeable Preferred Stock may not be redeemed prior to March 6, 1998 unless the Closing Price of the Common Stock equals or exceeds 150% of the then effective Conversion Price per share for any 20 Trading Dates during a period of 30 consecutive Trading Dates ending within 15 days prior to the mailing of a Corporation Notice of redemption.

     (b) In the event the Corporation shall redeem shares of $3.75 Convertible Exchangeable Preferred Stock, a Corporation Notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of $3.75 Convertible Exchangeable Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that payment will be made upon presentation and surrender of such $3.75 Convertible Exchangeable Preferred Stock; (vi) the then current conversion price and the date on which the right to convert such shares of 3.75 Convertible Exchangeable Preferred Stock will expire; (vii) that dividends on the shares to be redeemed shall cease to accrue following such redemption date; (viii) that such redemption is at the option of the Corporation; and (ix) that dividends accrued to and including the date fixed for redemption will be paid as specified in said notice. Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) (x) dividends on the shares of the $3.75 Convertible Exchangeable Preferred Stock so called for redemption shall cease to accrue, (y) said shares shall be deemed no longer outstanding, and (z) all rights of the holders thereof as stockholder of the Corporation (except the right to receive from the Corporation the money payable upon redemption without interest thereon) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, the principal amount of funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of $3.75 Convertible Exchangeable Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of $3.75 Convertible Exchangeable Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

     Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of $3.75 Convertible Exchangeable Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of $3.75 Convertible Exchangeable Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Corporation in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     Notwithstanding the foregoing, if the Corporation Notice of redemption has been given pursuant to this Section C5 and any holder of shares of $3.75 Convertible Exchangeable Preferred Stock shall, prior to the close of business on the third Business Day preceding the redemption date, give written notice to the Corporation pursuant to Section C7(b) of this Article hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section C7 of this Article.

     6.   Shares to Be Retired.  Any shares of $3.75 Convertible Exchangeable
          --------------------
Preferred Stock converted, redeemed or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as $3.75 Convertible Exchangeable Preferred Stock or as shares of Preferred Stock of one or more other series.

     7.   Conversion.  Holders of shares of $3.75 Convertible Exchangeable
          ----------
Preferred Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of Common Stock, as follows:

     (a) Subject to and upon compliance with the provisions of this Section C7, a holder of shares of $3.75 Convertible Exchangeable Preferred Stock shall have the right, at his or her option, at any time, to convert any of such shares (or fractions thereof) into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of the shares to be converted by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section C7; provided, however, that the right to convert shares called for redemption
--------  -------
pursuant to Section C5 of this Article shall terminate at the close of business on the third Business Day preceding the date fixed for such redemption, unless the Corporation shall default in making payment of the amount payable upon such redemption. Subject to the following provisions of this Section C7(a), any shares of $3.75 Convertible Exchangeable Preferred Stock may be converted, at the option of its holder, in part into Common Stock under the procedures set forth above. If a part of a share of $3.75 Convertible Exchangeable Preferred Stock is converted, then the Corporation will convert such share into the appropriate number of shares of Common Stock (subject to paragraph (c) of this Section C7) and issue a fractional shares of $3.75 Convertible Exchangeable Preferred Stock evidencing the remaining interest of such holder.

     (b) In order to exercise the conversion right, the holder of each share of $3.75 Convertible Exchangeable Preferred Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office or agency of the Transfer Agent in the Borough of Manhattan, City of New York or Los Angeles, California, accompanied by written notice to the Corporation that the holder thereof elects to convert the holder's $3.75 Convertible Exchangeable Preferred Stock or a specified portion thereof. Unless the shares issuance on conversion are to be issued in the same name as the name in which such share of $3.75 Convertible Exchangeable Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or are not required to be paid).

     Holders of shares of $3.75 Convertible Exchangeable Preferred Stock at the close of business on a Dividend Payment Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof or the Corporation's default on payment of the dividend due on such Dividend Payment Date. However, shares of $3.75 Convertible Exchangeable Preferred Stock surrendered for conversion during the period from the close of business on any Dividend Payment Record Date to the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of $3.75 Convertible Exchangeable Preferred Stock on a Dividend Payment Record Date who (or whose transferee) converts shares of $3.75 Convertible Exchangeable Preferred Stock on a dividend payment date will receive the dividend payable on such shares of $3.75 Convertible Exchangeable Preferred Stock by the Corporation on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of $3.75 Convertible Exchangeable Preferred Stock for conversion. Except as provided above, no payment or adjustment will be made on account of accrued or unpaid dividends upon conversion of shares of $3.75 Convertible Exchangeable Preferred Stock.

     As promptly as practicable after the surrender of certificates for shares of $3.75 Convertible Exchangeable Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section C7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section C7.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of $3.75 Convertible Exchangeable Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate of certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time as such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the $3.75 Convertible Exchangeable Preferred Stock will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable.

     (c) In connection with the conversion of any shares of $3.75 Convertible Exchangeable Preferred Stock, fractions of such shares may be converted; however, no fractional shares or securities representing fractions of shares of Common Stock shall be issued upon conversion of the $3.75 Convertible Exchangeable Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be delivered upon the conversion of a shares of $3.75 Convertible Exchangeable Preferred Stock (or fractions thereof), the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the Current Market Price of Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of $3.75 Convertible Exchangeable Preferred Stock so surrendered.

     (d)  The Conversion Price shall be adjusted from time to time as follows:

          (i)    Stock Dividends and Stock Splits. If at any time after the
                 --------------------------------
     Issue Date, (A) the Corporation shall fix a record date for the issuance of any dividend payable in shares of Common Stock or (B) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon surrender of any share of $3.75 Convertible Exchangeable Preferred Stock for conversion will be appropriately increased so that each holder of $3.75 Convertible Exchangeable Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had such share been surrendered for conversion immediately prior thereto, and the Conversion Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this paragraph (d)(i) shall, in the case of subdivision or split-up, be the effective date thereof and shall, in the case of a stock dividend, be the record date thereof.

          (ii)   Combination of Stock.  If the number of shares of Common Stock
                 --------------------
     outstanding at any time after the Issue Date shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares to be delivered upon surrender of any shares of $3.75 Convertible Exchangeable Preferred Stock for conversion will be appropriately decreased so that each holder thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had such shares been surrendered for conversion immediately prior thereto, and the Conversion Price will be appropriately adjusted.

          (iii)  Reorganization.  If any capital reorganization of the
                 --------------
     Corporation, or any reclassification of the Common Stock, or any consolidation of the Corporation with or merger of the Corporation with or into any other corporation or any sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof) shall be effected in such a way that the Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion in accordance with the term of this Section C7, each holder shall have the right to receive the kind and holder shall have the right to receive the kind and amount of stock and other securities and property receivable (including cash or any combination thereof) upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such holder of the $3.75 Convertible Exchangeable Preferred Stock would have been entitled to receive upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion pursuant to this Section C7 had the $3.75 Convertible Exchangeable Preferred Stock been surrendered for conversion immediately prior to such merger or sale, lease or other transfer.

          (iv)   Special Dividends.  If (other than in a dissolution or
                 -----------------
     liquidation) securities of the Corporation (other than shares of Common Stock or rights, options or warrants referred to in subparagraph (v) hereof) or evidence of its indebtedness or assets (other than cash dividends payable (a) out of retained earnings or (b) out of any earnings or surplus not in excess of 10% of the average Closing Price of the Common Stock for the thirty (30) trading days prior to the fifth trading day before the date of declaration multiplied by the number of shares of Common Stock outstanding during such period), are issued by way of a dividend on outstanding shares of Common Stock, then the number of shares to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock shall be appropriately increased so that immediately after the date fixed by the Corporation as the record date in respect of such issuance, each holder will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such holder would have been entitled to receive immediately before the record date for the determination of the stockholders entitled to receive such dividend by a fraction, the denominator of which shall be the Closing Price of the Common Stock on such record date less the then fair market value as determined by the Board of Directors, whose determination if made in good faith shall be conclusive, of the portion of the securities or evidence of indebtedness or assets distributed applicable to one share of Common Stock and the numerator of which shall be such Closing Price; and the Conversion Price shall be appropriately adjusted. Such adjustment shall become effective immediately prior to the opening of business on the day following such record date.

          (v)  Rights Offering.  If the Corporation at any time after the Issue
               ---------------
     Date shall issue or sell or fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling the holders thereof to subscribe for or purchase or otherwise acquire Common Stock (of securities convertible or exchangeable for Common Stock), in any such case, at a price per share (or having a conversion price or exchange value per share) that, together with the value (if for consideration other than cash, as determined in good faith by the Board of Directors) of any consideration paid for any such rights, options or warrants is less than the Closing Price of the Common Stock on the date of such issuance or sale or on such record date then, immediately after such record date, the number of shares to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion shall be appropriately increased so that each holder thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such holder would have been entitled to receive immediately before the date of such issuance or sale on such record date by a fraction, the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible) and the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Closing Price, and the Conversion Price shall be appropriately adjusted. Notwithstanding the foregoing, rights issued by the Corporation to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase securities of the Corporation, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and
     (iii) are also issued in respect of future issuances of Common Stock pursuant to the Corporation's Rights Agreement, dated as of March 16, 1992, between the Corporation and First Interstate Bank, Ltd. (the "Rights Plan") or any future or successor plan substantially similar to the Rights Plan, in each case in clauses (i) through (iii) until the occurrence of a specified event or events, shall for purposes of this paragraph (d) of this Section C7 not be deemed issued until the occurrence of the earliest such specified event.

          (vi)   No Adjustments to Exercise Price.  No adjustment in the
                 --------------------------------
     Conversion Price in accordance with the provisions of paragraphs (i), (ii),
     (iii), (iv) or (v) above need be made if such adjustment would amount to a change in such Conversion Price of less than $.05; provided, however, that
                                                        --------  -------
     the amount by which any adjustment is not made by reason of the provisions of this section shall be carried forward and taken into account at the time of any subsequent adjustment in the Conversion Price; and provided further, that adjustment shall be required and made in accordance with the provisions of this Section C7 not later than such time as may be required in order to preserve the tax free nature of a distribution to the holder of any share of Common Stock. Anything in this Section C7 to the contrary notwithstanding, the Corporation shall be entitled to the extent permitted by law to make such reductions in the Conversion Price, in addition to those required by this Section C7, as it in its sole discretion shall determine to be advisable in order to avoid or diminish any income tax to any holder of Common Stock resulting from any dividend or distribution of capital stock or rights or warrants to purchase capital stock or from any event treated as such for income tax purposes of for any other reasons.

          (vii)  Readjustments, etc.  If an adjustment is made under paragraphs
                 -------------------
     (i), (ii), (iii), (iv) or (v) above, and the event to which the adjustment relates does not occur, then any adjustment in the Conversion Price or shares of Common Stock to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion that were made in accordance with such paragraphs shall be adjusted back to the Conversion Price and the number of shares of Common Stock to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion that were in effect immediately prior to the record date for such event.

     (e) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file in the custody of its Secretary or an Assistant Secretary at its principal office and with the Transfer Agent an officers' certificate setting forth the adjusted number of shares of Common Stock to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion and the Conversion Price after such adjustment, the method of calculating thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustments are based. Promptly after each such adjustment, the Corporation shall cause a copy of such certificate to be mailed to the holder of each share of $3.75 Convertible Exchangeable Preferred Stock at his or her last address as shown on the stock books of the Corporation. Each such officers' certificate shall be made available at all reasonable times for inspection by each holder of $3.75 Convertible Exchangeable Preferred Stock.

     (f) In any case in which paragraph (d) of this Section C7 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to Section C7 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (A) issuing to the holder of any share of $3.75 Convertible Exchangeable Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section C7.

     (g) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for conversion of the $3.75 Convertible Exchangeable Preferred Stock from time to time as such; $3.75 Convertible Exchangeable Preferred Stock is presented for conversion.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the $3.75 Convertible Exchangeable Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of Common Stock at such adjusted Conversion Price which shares shall be fully-paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

     Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the $3.75 Convertible Exchangeable Preferred Stock, the Corporation will endeavor in good faith and as expeditiously as possible to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     (h) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of $3.75 Convertible Exchangeable Preferred Stock (or any other securities issued on account of the $3.75 Convertible Exchangeable Preferred Stock pursuant hereto) or shares pursuant hereto; provided, however, that the Corporation shall
                                   --------  -------
not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of $3.75 Convertible Exchangeable Preferred Stock (or any other securities issued on account of the $3.75 Convertible Exchangeable Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of $3.75 Convertible Exchangeable Preferred Stock with respect to which such shares of Common Stock are issued were registered and the Corporation shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

     (i)  If:

          (i) the Corporation shall authorize the issuance to all holders of the Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or any other subscription rights or warrants; or

          (ii) the Corporation shall authorize the distribution to all holders of the Common Stock of evidences of its indebtedness or assets (other than cash dividends payable out of retained earnings, distributions excluded from the operation of subparagraph (d)(iv) of this Section C7, stock dividends or securities issued pursuant to any stockholder rights plan or any similar plan of the Corporation); or

          (iii) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, an increase in the authorized capital stock of the Corporation not involving the issuance of any shares thereof, or a change in par value of the Common Stock), or any other consolidation or merger to which the Corporation is a party (other than a consolidation or merger with a subsidiary in which the

     Corporation is the continuing corporation and that does not result in any reclassification or change in the Common Stock outstanding) or a sale, lease or transfer of all or substantially all of the assets of the Corporation; or

          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

          (v) there shall be any other event that would result in an adjustment pursuant to paragraph (d) of this Section C7 of the Conversion Price or the number of shares of Common Stock that may be purchased upon the conversion of the $3.75 Convertible Exchangeable Preferred Stock;

then the Corporation will cause to be filed with the Transfer Agent and to be mailed to each holder of $3.75 Convertible Exchangeable Preferred Stock by first class mail addressed to such holder at the address appearing in the stock records of the Corporation, at least twenty (20) days (or ten (10) days in any case specified in clauses (i) or (ii) above) before the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions are to be determined or (B) the date on which any such consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up. Such notice shall also state whether such transaction will result in any adjustment in the Conversion Price and, if so, shall state what the adjusted Conversion Price will be and when it will become effective. The failure to give such notice or any defect therein shall not affect the legality or validity of any distribution right, warrant, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

     8.   Redemption at Option of Holder Upon a Fundamental Change.  (a) If a
          --------------------------------------------------------
Fundamental Change (as defined in paragraph (c) of this Section C8) occurs, each holder of $3.75 Convertible Exchangeable Preferred Stock shall have the right, at the holder's option, to require the Corporation to repurchase all of such holder's $3.75 Convertible Exchangeable Preferred Stock, or any portion thereof that has an aggregate liquidation value that is a multiple of $50.00, on the date (the "Repurchase Date") selected by the Corporation that is not less than 10 nor more than 20 days after the Final Surrender Date (as defined in paragraph (b) of this Section C8), a price per share equal to $50.00, plus accrued and unpaid dividends to the Repurchase Date. The Corporation may, at its option, pay all or any portion of the repurchase price upon a Fundamental Change in shares of common stock of the Corporation or any successor corporation. For purposes of calculating the number of shares of Common Stock issuable upon such redemption, the value of any Closing Prices of such common stock for the five Trading Dates ending on the third Trading Date immediately preceding the Repurchase Date. Payment may not be made in shares of common stock unless such shares (i) have been, or will be registered on or prior to the Final Surrender Date (as defined in paragraph (b) of this Section C8 under the Securities Act of 1933, as amended, or are freely tradable pursuant to an exemption thereunder and (ii) are listed on a United States national securities exchange or quoted on the Nasdaq National Market at the time of payment.

     (b) Within 30 days after the occurrence of a Fundamental Change, the Corporation must mail to all holders of record of the $3.75 Convertible Exchangeable Preferred Stock a Corporation Notice containing the information set out in paragraph (b) of Section C5, of this Article, except that, for purposes of this Section C8 only, instead of stating that such redemption is at the option of the Corporation, the Corporation Notice shall describe the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. The Corporation must cause a copy of such notice to be published in a newspaper of general circulation in the borough of Manhattan, the City of New York. At least two Business Days prior to the Repurchase Date, the Corporation must publish a similar notice stating whether and to what extent the repurchase price will be paid in cash or shares of Common Stock. To exercise the repurchase right, a holder of $3.75 Convertible Exchangeable Preferred Stock must surrender, on or before the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Corporation Notice (the "Final Surrender Date"), the certificates representing the $3.75 Convertible Exchangeable Preferred Stock with respect to which the right is being exercised, duly endorsed for transfer to the Corporation, together with a written notice of election.

     (c)  The term "Fundamental Change" shall mean any of the following:

          (i) a "person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becoming, in one transaction or a series of related transactions, the "beneficial owner" (as defined in Rule 13d-2 under the Exchange Act) of Voting Shares (as defined in this paragraph (c)) of the Corporation entitled to exercise more than 60% of the total voting power of all outstanding Voting Shares of the Corporation (including any Voting Shares that are not then outstanding of which such person or Group is deemed the beneficial owner); or

          (ii) any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the corporation, or any sale, lease or transfer of all or substantially all of the assets of the Corporation to another person (other than a merger, (a) which results in the holders of Common Stock of the Corporation immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing in excess of 40% of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors and (b) in which the shares of the surviving corporation held by such holders are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market and are not subject to any right of repurchase by the issuer thereof or any third party and are not otherwise subject to any encumbrance as a result of such transaction, provided, that the surviving corporation amends its charter or certificate of incorporation to include the $3.75 Convertible Exchangeable Preferred Stock and its terms as set forth herein);

provided, however, that a Fundamental Change shall not occur if either (i) for
--------  -------
any five Trading Dates during the 10 Trading Dates immediately preceding either the public announcement by the Corporation of such transaction or the consummation of such transaction, the Closing Price of the Common Stock is at least equal to 105% of the Conversion Price in effect on such trading days or
(ii) at least 90% of the consideration (excluding cash payments for fractional shares) in such transaction or transactions to the holders of Common Stock consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction or transactions, the $3.75 Convertible Exchangeable Preferred Stock becomes convertible into such common stock.

     (d) An election by a holder of $3.75 Convertible Exchangeable Preferred Stock to have the Corporation redeem shares of $3.75 Convertible Exchangeable Preferred Stock pursuant to subsection C8(a) shall become irrevocable at the close of business on the relevant redemption date.

     (e) The Corporation agrees that it will not complete any Fundamental Change described in subsection C8(c) unless proper provision has been made to satisfy its obligations under this Section C8.

For purposes of this Section C8, "Voting Shares" is defined to mean all outstanding shares of any class or classes (however designated) of capital stock entitled to vote generally in the election of members of the Board of Directors.

     9.   Ranking.  Any class or classes of stock of the Corporation shall be
          -------
deemed to rank:

          (i) prior to the $3.75 Convertible Exchangeable Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of $3.75 Convertible Exchangeable Preferred Stock.

          (ii) on a parity with the $3.75 Convertible Exchangeable Preferred Stock, as to dividends or as to distribution as assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the $3.75 Convertible Exchangeable Preferred Stock, if the holders of such class of stock and the $3.75 Convertible Exchangeable Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

          (iii) junior to the $3.75 Convertible Exchangeable Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holder of $3.75 Convertible Exchangeable Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

     10.  Voting.  (a) Except as herein provided or as otherwise from time to
          ------
time required by law, holders of $3.75 Convertible Exchangeable Preferred Stock shall have no voting rights. Whenever, at any times or times, dividends payable on the shares of $3.75 Convertible Exchangeable Preferred Stock at the time outstanding shall be cumulatively in arrears for such number of Dividend Periods (whether or not consecutive) which shall in the aggregate contain not less than 540 days, the holders of $3.75 Convertible Exchangeable Preferred Stock shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock as to dividends or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (the $3.75 Convertible Exchangeable Preferred Stock and any such other Preferred Stock, collectively for purposes of this Section C10, the "Defaulted Preferred Stock"), to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90
--------  -------
days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth in paragraphs (b) and (c) of this Section C10. At elections for such directors, each holder of $3.75 Convertible Exchangeable Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Defaulted Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinafter set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Defaulted Preferred Stock shall have been paid or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

     (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meeting or by the written consent of such holders pursuant to
Section 228 of the General Corporation Law of the State of Delaware.

     (c) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of 10% of the holders of record of shares of such Defaulted Preferred Stock than outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Treasurer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Treasurer of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock than outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

     (d) The directors elected pursuant to this Section shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; any director elected by the holders of Defaulted Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law, this Restated Certificate of Incorporation and the By-laws of the Corporation. If the office of any director elected by the holders of Defaulted Preferred Stock, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of Defaulted Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be such number as may be provided for in the By-laws irrespective of any increase made pursuant to the provisions of this Section C10.

     (e) So long as any shares of the $3.75 Convertible Exchangeable Preferred Stock remain outstanding, the consent of the holders of at least a majority of the shares of $3.75 Convertible Exchangeable Preferred Stock outstanding at the time given in person or by proxy either in writing (as permitted by law, this Restated Certificate of Incorporation and the By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

          (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the $3.75 Convertible Exchangeable Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

          (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of this Restated Certificate of Incorporation of the Corporation which would adversely affect any right, preference, privilege or voting power of the $3.75 Convertible Exchangeable Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred
     --------  -------
     Stock or the
     creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the $3.75 Convertible Exchangeable Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences or voting powers; or

          (iii) the authorization of any reclassification of the $3.75 Convertible Exchangeable Preferred Stock.

     11.  Exchange.  (a) The $3.75 Convertible Exchangeable Preferred Stock
          --------
shall be exchangeable in whole, but not in part, at the option of the Corporation on any dividend payment date beginning March 1, 1994, for the Debentures. Holders of outstanding shares of $3.75 Convertible Exchangeable Preferred Stock will be entitled to receive $50.00 principal amount of Debentures in exchange for each share of $3.75 Convertible Exchangeable Preferred Stock held by them at the time of exchange; provided that the
                                                      --------
Debentures will be issuable in denominations of $1,000 and integral multiples thereof. If the exchange results in an amount of Debentures that is not an integral multiple of $1,000, the amount in excess of the closest integral multiple of $1,000 will be paid in cash by the Corporation.

     (b) The Corporation will mail to each record holder of the $3.75 Convertible Exchangeable Preferred Stock written notice of its intention to exchange the $3.75 Convertible Exchangeable Preferred Stock for the Debentures no less than 30 nor more than 60 days prior to the date of the exchange (the "Exchange Date"). The notice shall specify the effective date of the exchange and the place where certificates for shares of $3.75 Convertible Exchangeable Preferred Stock are to be surrendered for Debentures and shall state that dividends on $3.75 Convertible Exchangeable Preferred Stock will cease to accrue on the Exchange Date.

     Prior to giving notice of intention to exchange, the Corporation shall have executed and delivered to a bank or trust company selected by the Corporation to act as Trustee with respect to the Debentures, which Trustee shall meet the eligibility requirements of Section 310(a) of the Trust Indenture Act of 1939 as then in effect, and which Trustee shall have executed and delivered to the Corporation, an Indenture substantially in the form attached to the Placement Agreement dated February 19, 1993, between the Corporation and Alex. Brown & Sons Incorporated, Montgomery Securities and PaineWebber Incorporated with such changes as may be required by law, stock exchange rule, Nasdaq National

Market rule or customary usage (including, without limitation, such changes as are requested by the Trustee with respect to its rights and obligations thereunder, provided that any such changes do not adversely affect the rights of holders of the Debentures thereunder).

     (c) If the Corporation has caused the Debentures to be authenticated on or prior to the Exchange Date and has complied with the other provisions of this Section C11, then, notwithstanding that any certificate for shares of $3.75 Convertible Exchangeable Preferred Stock have not been surrendered for exchange, on the Exchange Date dividends shall cease to accrue on the $3.75 Convertible Exchangeable Preferred Stock and at the close of business on the Exchange Date the holders of the $3.75 Convertible Exchangeable Preferred Stock shall cease to be stockholders with respect to the $3.75 Convertible Exchangeable Preferred Stock and shall have no interest in or other claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to the $3.75 Convertible Exchangeable Preferred Stock, except the right to receive the Debentures issuable upon such exchange and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

     The Corporation will cause the Debentures to be authenticated on or before the Exchange Date.

     (d) Notwithstanding the foregoing, if notice or exchange has been given pursuant to this Section C11 and any holder of shares of $3.75 Convertible Exchangeable Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Corporation pursuant to Section C7 of this Article of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in such Section C7.

     (e) The Debentures will be delivered to the persons entitled thereto upon surrender to the Corporation or its agent appointed for that purpose of the certificates for the shares of $3.75 Convertible Exchangeable Preferred Stock being exchanged therefor.

     (f) Notwithstanding the other provisions of this Section C11, if on the Exchange Date the Corporation has not paid full cumulative dividends on the $3.75 Convertible Exchangeable Preferred Stock (or set aside a sum therefor) the Corporation may not exchange the $3.75 Convertible Exchangeable Preferred Stock for the Debentures and any notice previously given pursuant to this Section C11 shall be of no effect.

     (g) Prior to the Exchange Date, the Corporation will comply with any applicable securities and blue sky laws with respect to the exchange of the $3.75 Convertible Exchangeable Preferred Stock for the Debentures.

     12.  Record Holders.  The Corporation and the Transfer Agent may deem and
          --------------
treat the record holder of any shares of $3.75 Convertible Exchangeable Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     13.  Notice.  Except as may otherwise be provided for herein, all notices
          ------
referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section C7(b) of this Article, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Section C of this Article) with postage prepaid, addressed: if to the Corporation, to its offices at 9360 Towne Centre Drive, San Diego, California 92121 (Attention: Investor Relations Department) or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the $3.75 Convertible Exchangeable Preferred Stock, to such holder at the address of such holder of the $3.75 Convertible Exchangeable Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the $3.75 Convertible Exchangeable Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

     D.   Common Stock.
          ------------

     1.   Relative Rights of Preferred Stock and Common Stock.  All preferences,
          ---------------------------------------------------
voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

     2.   Voting Rights.  Except as otherwise required by law or this Restated
          -------------
Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

     3.   Dividends.  Subject to the preferential rights of the Preferred Stock,
          ---------
the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

     4.   Dissolution, Liquidation or Winding Up.  In the event of any
          --------------------------------------
dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.


                                   ARTICLE V

     No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or the President of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.


                                  ARTICLE VI

     Except as otherwise provided for in Article IV, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each Director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Except as otherwise provided for in Article IV, additional directorships resulting from an increase in number of Directors shall be apportioned among the classes as equally as possible. The initial term of office of Directors of Class I shall expire at the annual meeting of stockholders in 1993; that of Class II shall expire at the annual meeting in 1994; and that of Class III shall expire at the annual meeting in 1995; and in all cases as to each Director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders the number of Directors equal to the number of Directors of the class whose term expires at the time of such meeting (or, if less, the number of Directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. A Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of Directors, unless otherwise specified by law or this Restated Certificate of Incorporation.


                                  ARTICLE VII

     Election of directors need not be by written ballot unless the By-laws so provide.


                                 ARTICLE VIII

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE IX

     A.   No Personal Liability.  A director of the Corpo ration shall not be
          ---------------------
personally liable to the Corporation or its stockholders for monetary damages for breach of fidu ciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) under section 174 of the Delaware General Corporation law; or (4) for any transaction from which the director derived an improper personal benefit.

     B.   Indemnification.  Each person who is or is made a party or is
          ---------------
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, offi cer, employee or agent, shall be indemnified and held harm less by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall incur to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such pro ceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     If a claim under the first paragraph of this section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal coun sel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determi nation by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partner ship, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE X

     The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation, provided, however, that any adoption, amendment or repeal of By-Laws of the Corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal By-Laws of the Corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Restated Certificate of Incorporation the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the By-Laws of the Corporation.


                                  ARTICLE XI

     Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstand ing shares of the stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend in any respect or repeal this Article XI, or Articles V, VI, IX and X.

     IN WITNESS WHEREOF, said Gensia, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and Chief Executive Officer, David F. Hale, and its Secretary, Wesley N. Fach, this 26th day of February, 1997.



                                             By:  /s/ David F. Hale
                                                ________________________________
                                                  David F. Hale, President and
                                                   Chief Executive Officer


Attest:


By: /s/ Wesley N. Fach
   __________________________
    Wesley N. Fach
      Secretary

                                                                    EXHIBIT 3(i)


                               GENSIA SICOR INC.

                          CERTIFICATE OF DESIGNATION
                            OF SERIES A CONVERTIBLE
                                PREFERRED STOCK

     Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, Gensia Sicor Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph (A) of Article IV of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on April 28, 1997, adopted the following resolution creating a series of Preferred Stock designated as Series A Convertible Preferred Stock.

     RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

     Section 1.  Designation and Number.  (a)  The shares of such series shall
                 ----------------------
be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 200,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such
                                                   --------  -------
number may not be decreased (i) prior to conversion or redemption of all of the Corporation's 2.675% Subordinated Convertible Notes due May 1, 2004 (the "Notes") and (ii) after conversion or redemption of all of the Notes, below the number of then outstanding shares of Series A Preferred Stock.

     (b) The Series A Preferred Stock shall, except as provided in Section 3(b) hereof, with respect to dividend rights and rights on liquidation, dissolution or winding up, (i) rank senior to the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and (ii) rank pari passu with or senior to other series of convertible preferred stock of the Corporation (other than preferred stock issuable upon exercise of the Rights as defined in Section 11) designated by the Board of Directors of the Corporation prior to or on or after the date hereof.

     Section 2.  Dividends and Distributions.  (a)  The holders of shares of
                 ---------------------------
Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate equal to 2.675% from and after the date of issuance of the Series A Preferred Stock (the "Issue Date"), as long as the shares of Series A Preferred Stock remain outstanding. Dividends shall be computed on the basis of the Stated Value, and shall accrue and be payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 in each year or, if not a Business Day, on the next Business Day (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date following the Issue Date.

     (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     (c) No dividend or distribution in cash, shares of stock or other property on the Common Stock shall be declared or paid or set apart for payment unless, at the same time, the same dividend or distribution is declared or paid or set apart, as the case may be, on the Series A Preferred Stock payable on the same date, at the rate per share of Series A Preferred Stock based upon the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible (as adjusted pursuant to Section 8) on the record date for such dividend or distribution on the Common Stock.

     (d) In the event that (i) any dividend payable on the Series A Preferred Stock pursuant to Section 2(a) shall not have been paid in full, (ii) the Corporation shall have breached in any material respect any of the covenants (provided the applicable covenant shall then be in effect pursuant to the terms of the Purchase Agreement (as defined in Section 11)) set forth in the Purchase Agreement, (iii) the Corporation shall have failed to redeem shares of Series A Preferred Stock pursuant to Section 5(a), whether or not by reason of the absence of legally available funds, or (iv), a Cross-Default or "Fundamental Change" within the meaning of paragraph (c) of Section C8 of Article IV of the Certificate of Incorporation shall occur, then, in any such case, the holders of Series A Preferred Stock shall be entitled to annual dividends (in addition to any dividend payable pursuant to Section 2(a)), at a rate of 11.75% per annum from the applicable Quarterly Dividend Payment Date or date of such breach, default or failure to redeem, as the case may be, through the date of payment of such dividend, cure of such breach or default or redemption, as the case may be.

     Section 3.  Voting Rights.  In addition to any voting rights provided by
                 -------------
law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

     (a) So long as any of the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together as a single class with the holders of Common Stock. The holders of each share of Series A Preferred Stock shall be entitled to vote with respect to each share of Series A Preferred Stock held by each such holder a number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible (as adjusted pursuant to Section 8) on the record date for such vote.

     (b) The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock (the "66 2/3% Holders"), voting together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes or series within a class of the Corporation's capital stock ranking prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Series A Preferred Stock (other than the shares of participating preferred stock issuable upon exercise of the Rights (as defined in Section 11)); (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series A Preferred Stock; or (iii) authorize, adopt or approve an amendment to the Certificate of Incorporation or this Certificate of Designation which would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect such shares of Series A Preferred Stock adversely.

     (c) (i) The foregoing rights of holders of shares of Series A Preferred Stock to take any actions as provided in this Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof.

     So long as such right to vote continues, the Chairman of the Board of the Corporation may call, and if the holders of Series A Preferred Stock are to vote separately as a single class, upon the written request of holders of record of 20% of the outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Corporation, at the principal office of the Corporation, the Chairman of the Board of the Corporation shall call, a special meeting of the holders of shares of Series A Preferred Stock entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within 60, but in any event not later than 90, days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-Laws of the Corporation for the holding of meetings of stockholders, provided that the Corporation shall not be required to call such a special meeting if such request is received fewer than 90 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such newly created directorships shall be filled by the holders of the Series A Preferred Stock.

     (ii) At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For the taking of any action as provided in paragraph (b) of this Section 3 by the holders of shares of Series A Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 11) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     Section 4.  Certain Restrictions.  (a) Whenever  (i) any dividend payable
                 --------------------
on the Series A Preferred Stock shall not have been paid in full, (ii) the Corporation shall have breached in any material respect any of the covenants (provided the applicable covenant shall then be in effect pursuant to the terms of the Purchase Agreement) set forth in the Purchase Agreement, (iii) the Corporation shall have failed to satisfy its obligation to redeem shares of Series A Preferred Stock pursuant to Sections 5(a) or 5(b), whether or not by reason of the absence of legally available funds therefor, or (iv), a Cross-Default or Fundamental Change shall have occurred and any of such events set forth in clauses (i) through (iv) above shall not have been remedied, the Corporation shall not declare or pay dividends, or make any other distributions, on any shares of Parity Stock or Junior Stock, except (1) dividends or distributions payable in Junior Stock and (2) dividends or distributions paid ratably on the Series A Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled.

     (b) Whenever dividends on the Series A Preferred Stock shall not have been paid in full or any of the events set forth in clauses (ii) through (iv) of
Section 4(a) shall have occurred and shall not have been remedied, the Corporation shall not: (A) redeem, purchase or otherwise acquire for consideration any shares of Parity Stock or Junior Stock; provided, however,
                                                          --------  -------
that (1) the Corporation may at any time redeem, purchase or otherwise acquire shares of Parity Stock in exchange for any shares of Junior Stock, (2) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into shares of Junior Stock, and (3) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation, pro rata with the Series A Preferred Stock in proportion to the total amount then required to be applied by it to redeem, repurchase or otherwise acquire shares of Series A Preferred Stock and shares of such Parity Stock; or (B) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock; provided,
                                                                  --------
however, that the Corporation (1) may accept shares of Series A Preferred Stock
-------
surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 8, (2) may elect to redeem all outstanding shares of Series A Preferred Stock pursuant to Section 5(a)(i) or (3) may redeem shares of Series A Preferred Stock pro rata pursuant to Section 5(a)(i).

     (c) Notwithstanding the foregoing, nothing herein shall prevent the Corporation from redeeming the Rights (as defined in Section 11) at a price not to exceed $.01 per Right.

     (d) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this
Section 4, purchase such shares at such time and in such manner.

     Section 5.  Redemption; Change of Control.  (a)  (i) On May 1, 2004, the
                 -----------------------------
Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series A Preferred Stock, by paying therefor the Stated Value per share, plus an amount equal to all accrued but unpaid dividends to such date, in cash (the "Redemption Price").

     (ii)The Company shall have the right, at its sole option and election made in accordance with clause (c) below, to redeem the Series A Preferred Stock, on or after the date 18 months after the Closing Date (as defined in the Purchase Agreement) in whole but not in part, if the Current Market Price per share of the Common Stock shall exceed the Conversion Price multiplied by 350% for at least 90 consecutive Trading Days, at a redemption price, subject to the final paragraphs of this clause (ii), equal to the Redemption Price.

     In the event that at any time a Change of Control has occurred prior to a redemption pursuant to this Section 5(a)(ii), the Redemption Price of each share of Preferred Stock until the expiration of the 90-day period referred to in clause (d) of this Section 5 shall equal the Change of Control Price (as defined in clause (b) below).

     (b) In the event that there occurs a Change of Control, any record holder of Series A Preferred Stock, in accordance with the procedures set forth in Clause (d) of this Section 5, may require the Company to redeem any or all of the Series A Preferred Stock held by such holder for, at such holder's option, an amount equal to (i) the greater of (A) 100% of the Stated Value of the Preferred Stock and (B)(I) 135% of the Stated Value if such Change of Control occurs on or before the first anniversary of the Closing Date and (II) 150% of the Stated Value if such Change of Control occurs thereafter, less, in the case of each of clause (B)(I) and (B)(II), the Warrant Value attributable to the Series A Preferred Stock held by such holder, or (ii) the form and amount of consideration that such holder would have received had such holder converted such Series A Preferred Stock into Common Stock and had such holder received the higher of (A) the same consideration per share of Common Stock received or receivable on a per share basis by Rakepoll Finance N.V., any executive officer of the Company or any of their respective Affiliates and Associates (the "Affiliated Holders") and (B) the same consideration per share of Common Stock received or receivable by non-Affiliated Holders in connection with such Change of Control (the "Change of Control

Price"), plus, in the case of each of clause (i) and clause (ii) all accrued and unpaid dividends on the Series A Preferred Stock being redeemed to the date of redemption, in cash. For purposes of this Section 5, the Warrant Value attributable to a share of Preferred Stock shall be equal to the Warrant Value on the date of the Change of Control multiplied by a fraction, the numerator of which shall be the Stated Value of the Preferred Stock and the denominator of which shall be $20,000,000.

     (c) Notice of any redemption of shares of Series A Preferred Stock pursuant to this Section 5(a) shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series A Preferred Stock to be redeemed.

     (d) Promptly following a Change of Control (but in no event more than five Business Days thereafter), the Company shall mail to each holder of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Company, notice of such Change of Control, which notice shall set forth each holder's right to require the Company to redeem any or all Series A Preferred Stock held by it. The Company shall thereafter during a period of 90 days from the date of such notice (or the date the Company was required to give such notice) redeem any Series A Preferred Stock, in whole or in part, at the option of the holder, upon at least five days' written notice to the Company by such holder specifying (i) the Stated Value of Series A Preferred Stock to be redeemed and (ii) the redemption date.

     (e) On the date of any redemption being made pursuant to this Section 5 which is specified in a notice given pursuant to paragraph (c) of this Section 5, the Corporation shall wire transfer to such holder the Redemption Price or Change of Control Price, as the case may be, for the shares of Series A Preferred Stock so redeemed.

     Section 6.  Reacquired Shares.  Any shares of Series A Preferred Stock
                 -----------------
converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of any document required by the General Corporation Law of the State of Delaware, become authorized but unissued shares of Preferred Stock, $.01 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $.01 par value, of the Corporation, subject to the conditions or restrictions on issuance set forth in Section 3(b) or elsewhere herein.

     Section 7.  Liquidation, Dissolution or Winding Up.  (a) If the Corporation
                 --------------------------------------
shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock, subject to Section 8, shall have received the Liquidation Preference (as defined in Section 11) with respect to each share, or (ii) to the holders of shares of Parity Stock unless the holders of shares of Series A Preferred Stock, subject to Section 8, shall have received distributions made ratably to the holders of the Series A Preferred Stock and the Parity Stock in proportion to the total amounts to which the holders of all such shares of Series A Preferred Stock and Parity Stock would be entitled upon such liquidation, dissolution or winding up.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 7.

     Section 8.  Conversion.  (a)  Subject to the provisions for adjustment
                 ----------
hereinafter set forth, each share of Series A Preferred Stock shall be convertible at the option of the holder at any time after the Issue Date into shares of Common Stock at the Conversion Ratio (as defined in Section 11).

     (b) Any conversion by the holders of the Series A Preferred Stock shall be in an aggregate amount with a Stated Value equal to at least $100,000 or all shares of Series A Preferred Stock of such holder. Conversion of the Series A Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation in the State of California or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation (the "Transfer Agent"), of the certificate(s) for such Series A Preferred Stock to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.
Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock, to which the holder of shares of Series A Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, so long as certificates for such holder's shares of Series A Preferred Stock are delivered to the Corporation within two Business Days after the giving of notice. In any other case of conversion at the holder's option, the date of delivery of the certificates for the shares of Series A Preferred Stock shall be deemed to be the date of conversion.

     In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 5, such right of conversion shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed at the close of business on the Business Day preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price or the Change of Control Price, as the case may be.

     (c) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided.

     (d) In connection with the conversion of any shares of Series A Preferred Stock into Common Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. Promptly upon conversion, the Corporation shall pay to the holder of shares of Series A Preferred Stock so converted out of funds legally available, an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional interest of such holder.

     (e) (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, free from any preemptive rights such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

     (ii) Upon conversion of shares of Series A Preferred Stock as contemplated by this Section 8, the Corporation shall issue together with each such share of Common Stock one Right (or other securities in lieu thereof), or any rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired.

     (f) The Conversion Ratio will be subject to adjustment from time to time as follows:

     (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion into Common Stock shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause
(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(i) in connection with any transaction to which paragraph (g) applies.

     (ii) In case the Corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after the Issue Date at a price per share (or having a conversion price per share) less than the Conversion Price as of the date of issuance of such shares (or, in the case of convertible or exchangeable securities, less than the Conversion Price as of the date of issuance of the rights, warrants or other securities in respect of which shares of Common Stock were issued), then, and in each such case, the Conversion Ratio and the Conversion Price shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof into Common Stock, the number of shares of Common Stock determined by multiplying (A) the Conversion Ratio in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock purchasable at the then applicable Conversion Price per share with the aggregate consideration receivable by the

Corporation for the total number of shares of Common Stock so issued (or into which the rights, warrants or other convertible securities may convert). An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities. If Common Stock is issued in consideration of the release of a claim brought by a shareholder against the Corporation, whether before or after the Closing Date (as defined in the Purchase Agreement), on the basis of events or circumstances occurring prior to the Closing Date ("Pre-Closing Shareholder Claims"), the consideration for such Common Stock shall be deemed to be $0. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (A) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph (f), (B) shares issued as Stock Milestone Payments or Combination Milestone Payments pursuant to
Section 5.06 of the Development and Marketing Agreement, dated June 13, 1991, with Gensia Clinical Partners as in effect on the date hereof or pursuant to any acquisition of BIOFA A.B. on terms approved by the full Board of Directors, (C) any restricted stock or stock option plan or program of the Corporation involving the grant of options or rights at below the applicable Conversion Price (but the Company will in no event issue options or rights exercisable at less than 85% of the Current Market Price at the date of grant) so long as the granting of such options or rights has been approved by the full Board of Directors or a committee of the Board of Directors on which the director designated by the Purchaser is a member or (D) any option, warrant, right, or convertible security outstanding as of May 1, 1997 (other than the Rights or similar securities) shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (ii) applies. Upon the expiration unexercised of any options, warrants or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (ii), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. Nothing herein shall limit the right of any holder to an anti-dilution adjustment in the event that there shall occur a "flip-in" or "flip-over" event under the Rights Agreement or any similar plan or agreement of the Corporation. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which paragraph (g) applies.

     (iii) In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend, including any distribution of shares or assets of Metabasis Therapeutics, Inc. ("Metabasis") or Gensia Automedics, Inc. ("Automedics") and any payment or granting of anything of value in consideration of the release of Pre-Closing Shareholder Claims, on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph (f), then, and in each such case, the Conversion Ratio and the Conversion Price shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price of the Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price of the Common Stock less the Fair Market Value (as defined in
Section 11) per share of Common Stock (as determined in good faith by the Board of Directors and supported by an opinion from an investment banking firm of recognized national standing acceptable to holders of a majority of the Series A Preferred Stock) of such dividend or distribution. No adjustment shall be made pursuant to this clause (iii) in connection with any transaction to which paragraph (g) applies.

     (iv) For purposes of this paragraph (f), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation as well as any settlement of Shareholder Litigation.

     (v) The term "dividend," as used in this paragraph (f), shall mean a dividend or other distribution upon stock of the Corporation including in consideration of the release of claims by a shareholder against the Corporation.

     (vi) Anything in this paragraph (f) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio (x) if such adjustment was previously taken into account in determining the Conversion Ratio on the Issue Date, (y) if, in connection with any event which would otherwise require an adjustment pursuant to this paragraph
(f), the holders of Series A Preferred Stock have received the dividend or distribution to which such holders are entitled under Section 2 hereof or (z) unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one one-hundredth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

     (vii) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (f).

     (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (f) or in the Conversion Ratio or Conversion Price then in effect shall be required by reason of the taking of such record.

     (ix) If any event occurs as to which the provisions of this Section 8(f) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series A Preferred Stock.

     (x) In the case of any event which requires an adjustment to the Conversion Ratio pursuant to this Section 8(f), the Conversion Price shall also be appropriately adjusted to reflect such event.

     (g) In the case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a "Transaction") occurring in each case at any time, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

     (h) In case at any time or from time to time the Corporation shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series A Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (g) applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

     Section 9.  Reports as to Adjustments.  Upon any adjustment of the
                 -------------------------
Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 8, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series A Preferred Stock and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of
Section 8(h).

     Section 10.  Certain Covenants.  Any registered holder of Series A
                  -----------------
Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 11.  Definitions.  For the purpose of this Certificate of
                  -----------
Designation of Series A Convertible Preferred Stock, the following terms shall have the meanings indicated:

          "Adjustment Period" shall mean the period of five consecutive trading
           -----------------
     days preceding the date as of which the Fair Market Value of a security is to be determined.

          "Affiliate" and "Associate" shall have the respective meanings
           ---------       ---------
     ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Applicable Tax Rate" shall have the meaning set forth in Section
           -------------------
     6.18(a) of the Purchase Agreement.

          "Beneficially Own" or "Beneficial Owners" with respect to any
           ----------------      -----------------
     securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule

     13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          "Board of Directors" shall mean the board of directors of the
           ------------------
     Corporation.

          "Business Day" shall mean any day other than a Saturday, Sunday, or a
           ------------
     day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Capitalized Lease" shall mean, with respect to any person, any lease
           -----------------
     or any other agreement for the use of property which, in accordance with generally accepted accounting principals, should be capitalized on the lessee's or user's balance sheet.

          "Capitalized Lease Obligation" of any person shall mean and include,
           ----------------------------
     as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such person in respect of a Capitalized Lease of such person.

          "Change of Control" shall mean:
           -----------------

          (a) A "person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act becoming, in the transaction or series of related transactions, the Beneficial Owner of Voting Securities entitled to exercise more than 60% of the total voting power of all outstanding Voting Securities of the Company (including any Voting Securities that are not then outstanding of which such person or Group is deemed the Beneficial Owner); or

          (b)  liquidation of the Company; or

          (c) a reorganization, merger or consolidation, in each case, with respect to which (i) all or substantially all the individuals and entities who were the respective Beneficial Owners of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation Beneficially Own, directly or indirectly, more than 50.1% of the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, or (ii) the shares of the surviving corporation held by such holders are not, and immediately upon issuance will not be, listed on a national securities exchange or quoted on the NASDAQ Stock Market, or (iii) the shares of the Surviving Corporation held by such holders are or will be subject to any right of repurchase by the issuer thereof or any third-party or are otherwise subject to any encumbrance as a result of such transaction; or

          (d) the sale or other disposition of assets or property of the Company in one transaction or series of related transactions having a book value greater than 50% of the book value of the Company's total assets immediately preceding such transaction; or

          (e) a "Fundamental Change" within the meaning of paragraph (c) of Section C8 of Article IV of the Company's Restated Certificate of Incorporation.

          "Commission" shall mean the Securities and Exchange Commission, and
           ----------
     any successor agency.

          "Contingent Warrant" shall have the meaning set forth in the Warrant
           ------------------
     Agreement, dated as of the Closing Date (as defined in the Purchase Agreement), between the Corporation and Health Care Capital Partners, L.P. (the "Warrant").

          "Conversion Price" shall mean the quotient obtained by dividing the
           ----------------
     Stated Value by the Conversion Ratio in effect at the time.

          "Conversion Ratio" shall mean the Conversion Ratio (as set forth in
           ----------------
     the Purchase Agreement) in effect on the Issue Date for conversion into Common Stock of the Notes, subject to adjustment as provided in Section 8(f).

          "Cross-Default" shall mean (i) the Company or any Subsidiary (x) fails
           -------------
     to make any payment in respect of any Indebtedness, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (y) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an early Termination Date (as defined in and provided for in any such Swap Contract that is in the form of an ISDA Master Agreement) or equivalent termination event (as provided in any other Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or
     (2) any Termination Event (as so defined in such Swap Contract) as to which the Company or any Subsidiary is an Affected Party (as so defined in such Swap Contract), and, in either event, the Swap Termination Value owned by the Company or such Subsidiary as a result thereof is greater than $3,000,000.

          "Current Market Price," when used with reference to shares of Common
           --------------------
     Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted bid price in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing bid price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing bid price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm acceptable to holders of a majority of the Series A Preferred Stock, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

          "Current Warrant Price" shall have the meaning set forth in the
           ---------------------
     Warrant.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

          "Fair Market Value" shall mean, as to shares of Common Stock or any
           -----------------
     other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

          "Guarantee" by any Person shall mean all obligations (other than
           ---------
     endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "Indebtedness" shall mean, with respect to any person, (i) all
           ------------
     obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person, (ix) all obligations arising out of foreign exchange contracts, and
     (x) all Swap Contracts.

          "Issue Date" means the date of issuance of the shares of Series A
           ----------
     Preferred Stock upon conversion of the Notes.

          "Junior Stock" shall mean any capital stock of the Corporation ranking
           ------------
     junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

          "Liquidation Preference" with respect to a share of Series A Preferred
           ----------------------
     Stock shall mean $100.00 per share, plus an amount equal to all accrued but unpaid dividends.

          "Parity Stock" shall mean any capital stock of the Corporation ranking
           ------------
     on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock.

          "Person" shall mean any individual, firm, corporation, partnership  or
           ------
     other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" shall mean the shares of Preferred Stock, par value
           ---------------
     $.01 per share, of the Corporation.

          "Purchase Agreement" shall mean the Securities Purchase Agreement,
           ------------------
     dated as of May 1, 1997, between the Corporation and the Purchaser named therein.

          "Rights" shall mean the rights to purchase Preferred Stock issued
           ------
     pursuant to the Stockholder Rights Agreement (the "Rights Agreement") dated as of March 16, 1992, between the Corporation and ChaseMellon Shareholder Services, L.L.C., as successor in interest to First Interstate Bank.

          "Stated Value"  with respect to the Series A Preferred Stock shall
           ------------
     mean $100.00 per share.

          "Subsidiary" of any Person means any corporation or other entity of
           ----------
     which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Swap Contract" shall mean any agreement whether or not in writing,
           -------------
     relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Termination Value" shall mean, in respect of any one or more
           ----------------------
     Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subclause
     (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

          "Trading Day" means a Business Day or, if the Common Stock is listed
           -----------
     or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

          "Voting Securities" shall mean at any time shares of any class of
           -----------------
     capital stock of the Company which are then entitled to vote generally in the election of directors.

          "Warrant Value" shall mean at any time an amount (not less than $0)
           -------------
     equal to the product of (i) the number of shares of Common Stock previously issued upon exercise of the Contingent Warrants multiplied by (ii) an amount equal to the difference between (A) the weighted average of the Current Market Prices of such shares of Common Stock on the respective exercise dates of such previously exercised Contingent Warrants less (B)
                                                                     ----
     the weighted average of the Current Warrant Prices of such previously exercised Contingent Warrants on their respective dates of exercise.

          IN WITNESS WHEREOF, the officers named below, acting for and on behalf of Gensia Sicor Inc., have hereunto subscribed their names on this 15th day of May, 1997.

                              GENSIA SICOR INC.


                              By: /s/ John W. Sayward
                                 ----------------------------------
                                 Name:  John W. Sayward
                                 Title: Vice President, Finance,
                                        Chief Financial Officer
                                        and Treasurer


Attest:

By: /s/  Wesley N. Fach
    --------------------------
  Name:  Wesley N. Fach
  Title: Secretary